                                                                     EXHIBIT 5.1



              [LETTERHEAD OF NEXSEN PRUET JACOBS & POLLARD, LLP]



                                 April 7, 1998

                                                               Reply to Columbia

ScanSource, Inc.
6 Logue Court, Suite G
Greenville, South Carolina 29615

     RE:  Registration Statement on Form S-8

Gentlemen:

     This opinion is being furnished to you in connection with your filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance of common stock, no par value per share (the "Common Stock"), of ScanSource, Inc. (the "Company") pursuant to and in accordance with the provisions of the ScanSource, Inc. 1997 Stock Incentive Plan ("the Plan") and the other stock options identified on Exhibit A attached hereto ("the Option"). In this connection, we have familiarized ourselves with the Articles of Incorporation and the Bylaws of the Company, and have examined the originals, or copies certified or otherwise identified to our satisfaction, of corporate records, including minute books, of the Company. We have also examined the Registration Statement, together with the exhibits thereto, and such other certificates of officers, documents, and records as we have deemed necessary for the purpose of expressing the opinion contained herein.

     On the basis of, and in reliance upon, the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that the shares of Common Stock to be issued

Scansource, Inc
April 7, 1998
page 2

___________________________________

pursuant to the provisions of the Plans and the Options have been duly authorized, and when (a) the Registration Statement has become effective under the Securities Act of 1933, as amended, and the pertinent provisions of any state securities laws, as may be applicable, have been complied with and (b) the shares of Common Stock are issued in accordance with the terms of the Plans and the Options as set forth in the Registration Statement, the shares of Common Stock so issued will be validly issued, fully paid, and nonassessable.

     The opinion expressed herein is based upon applicable laws, statutes, ordinances, rules and regulations as existed on this date and we express no opinion as to the effect which any future amendments, changes, additions or modifications thereof may have on the opinion expressed herein. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances which may hereafter come to our attention, or changes in law which may hereafter occur. This opinion is provided to you as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein or of any transaction or obligation. We are furnishing this opinion for the sole and exclusive benefit of the addressee.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement with respect to the Plans and the Options. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

     Very truly yours,

                                              NEXSEN PRUET JACOBS & POLLARD, LLP


                                              By: /S/ WILLIAM S. MCMASTER
                                                 -------------------------------
                                                 William S. McMaster

                                   EXHIBIT A

  The attached opinion relates to the Registration Statement on Form S-8 covering the shares of common stock, no par value per share, of ScanSource, Inc. (the "Company") issuable pursuant to the terms of the following employee benefit plans:

  200,000 shares -   ScanSource, Inc. 1997 Stock Incentive Plan.

  70,000 shares -    ScanSource, Inc. 1997 Stock Option Plan for Steven H.
                     Owings, reflected by the ScanSource, Inc. Stock Option
                     Agreement dated January 17, 1997 by and between the Company and Steven H. Owings .

  10,000 shares -    ScanSource, Inc. 1997 Stock Option Plan for Michael L.
                     Baur, reflected by the ScanSource, Inc. Stock Option
                     Agreement dated January 17, 1997 by and between the Company and Michael L. Baur.

  5,000 shares -     ScanSource, Inc. 1997 Stock Option Plan for Jeffery A.
                     Bryson, reflected by the ScanSource, Inc. Stock Option
                     Agreement dated January 17, 1997 by and between the Company and Jeffery A. Bryson.

  1,000 shares -     ScanSource, Inc. 1997 Stock Option Plan for Paige Rosamond,
                     reflected by the ScanSource, Inc. Stock Option Agreement dated March 19, 1997 by and between the Company and Paige
                     Rosamond.

  10,000 shares -    ScanSource, Inc. 1997 Stock Option Plan for Barry Robinson,
                     reflected by the ScanSource, Inc. Stock Option Agreement dated September 9, 1997 by and between the Company and Barry Robinson.

  10,000 shares -    ScanSource, Inc. 1997 Stock Option Plan for Jeff Shanhan,
                     reflected by the ScanSource, Inc. Stock Option Agreement dated September 9, 1997 by and between the Company and Jeff
                     Shanahan.

  23,000 shares -    ScanSource, Inc. 1997 Stock Option Plan for George R.
                     McDougald, III, reflected by the ScanSource, Inc. Stock
                     Option Agreement dated October 9, 1997 by and between the Company and George R. McDougald, III.

  5,000 shares -     ScanSource, Inc. 1996 Stock Option Plan for Steven R.
                     Fischer, reflected by the ScanSource, Inc. Stock Option
                     Agreement dated July 18, 1996 by and between the Company and Steven R. Fischer.

5,000 shares -       ScanSource, Inc. 1996 Stock Option Plan for James G. Foody,
                     reflected by the ScanSource, Inc. Stock Option Agreement dated July 18, 1996 by and between the Company and James G.
                     Foody.

5,000 shares -       ScanSource, Inc. 1996 Stock Option Plan for Robert S.
                     McLain, Jr. reflected by the ScanSource, Inc. Stock Option
                     Agreement dated December 2, 1996 by and between the Company and Robert S. McLain, Jr.

5,000 shares -       ScanSource, Inc. 1996 Stock Option Plan for Robert S.
                     McLain, Jr. reflected by the ScanSource, Inc. Stock Option
                     Agreement dated July 26, 1996 by and between the Company and Robert S. McLain, Jr.

30,000 shares -      ScanSource, Inc. 1996 Stock Option Plan for Steven H.
                     Owings, reflected by the ScanSource, Inc. Stock Option
                     Agreement dated December 3, 1996 by and between the Company and Steven H. Owings .

16,000 shares -      ScanSource, Inc. 1996 Stock Option Plan for Michael L.
                     Baur, reflected by the ScanSource, Inc. Stock Option
                     Agreement dated December 3, 1996 by and between the Company and Michael L. Baur.

10,000 shares -      ScanSource, Inc. 1995 Stock Option Plan for Robert S.
                     McLain, Jr. reflected by the ScanSource, Inc. Stock Option
                     Agreement dated June 5, 1995 by and between the Company and Robert S. McLain, Jr.

10,000 shares -      ScanSource, Inc. 1995 Stock Option Plan for Edward J.
                     Soloman reflected by the ScanSource, Inc. Stock Option
                     Agreement dated September 1, 1995 by and between the Company and Edward J. Soloman.